Exhibit 10.2

SUBSCRIPTION AGREEMENT

                , 2023

Fifth Wall Acquisition Corp. III

1 Little West 12th Street, 4th Floor

New York, New York 10014

Ladies and Gentlemen:

This Subscription Agreement (this “Subscription Agreement”) is being entered into as of the date set forth above by and between Fifth Wall Acquisition Corp. III, a Cayman Islands exempted company (together with any successor thereto, including after the Domestication (as defined below), the “Company”), and the undersigned Investor (the “Investor”), in connection with the proposed business combination (the “Transaction”) between the Company and Mobile Infrastructure Corporation, a Maryland corporation (“MIC” or the “Target”), pursuant to that certain Agreement and Plan of Merger, dated as of December 13, 2022, by and among the Company, MIC, and Queen Merger Corp. I, a Maryland corporation and wholly-owned subsidiary of the Company (“Merger Sub”) (as amended on March 23, 2023, and as may be further amended from time to time, the “Transaction Agreement”). In connection with the Transaction, the Company is seeking commitments from interested investors to purchase, contingent upon, and substantially concurrently with, the closing of the Transaction (the “Transaction Closing”), shares of Series 2 Convertible Preferred Stock, par value $0.0001 per share (“Preferred Shares”), of the Company (after giving effect to the Domestication) having substantially the terms and conditions set forth in Annexes B and C hereto and each convertible into shares of the Company’s common stock, par value $0.0001 per share (collectively, the “Underlying Common Shares” and, together with the Preferred Shares, the “Securities”), for a purchase price of $1,000.00 in cash per Preferred Share (the “Per Share Purchase Price”) in a private placement to be conducted by the Company (the “Offering”). The Company has entered into, and anticipates entering into on or about or following the date of this Subscription Agreement, subscription agreements with certain other investors (the “Other Investors” and, together with the Investor, the “Investors”), pursuant to which the Other Investors, severally and not jointly, and the Investor have agreed or will agree to purchase Preferred Shares, on the date of the Transaction Closing, at the Per Share Purchase Price (the “Other Subscription Agreements” and, together with the Subscription Agreement, the “Subscription Agreements”). The aggregate purchase price to be paid by the Investor for the subscribed Shares (as set forth on the signature page hereto) is referred to herein as the “Subscription Amount.”

In connection therewith, and in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions set forth herein, and intending to be legally bound hereby, each of the Investor and the Company acknowledges and agrees as follows:

1. Subscription. As of the date written above, the Investor hereby subscribes for and agrees to purchase from the Company, and the Company hereby agrees to issue and sell to the Investor, the number of Preferred Shares set forth on the signature page of this Subscription Agreement (the “Shares”) at the Per Share Purchase Price on the terms and subject to the conditions provided for herein.

2. Closing. The closing of the sale of the Shares contemplated hereby (the “Closing,” and the date that the Closing actually occurs, the “Closing Date”) is contingent upon the concurrent consummation of the Transaction Closing. The Closing shall occur on the date of, and immediately prior to the Transaction Closing, but after the Company’s transfer by way of continuation out of the Cayman Islands and domestication into the State of Maryland pursuant to the applicable provisions of the Cayman Islands Companies Act (As Revised) and the Maryland General Corporation Law, as amended (the “Domestication”). The Company shall provide written notice (which may be via email in accordance with Section 11(o)) to the Investor (the “Closing Notice”), which Closing Notice shall contain wire instructions for an escrow account (the “Escrow Account”) established by the Company with a third party escrow agent (the “Escrow Agent”) and segregated from the Company’s Trust

Account (as defined herein), to be identified in the Closing Notice, that the Company reasonably expects the Transaction Closing to occur on a date specified in the notice (the “Scheduled Closing Date”) that is not less than three (3) business days from the date of the Closing Notice, and the Investor shall deliver, at least two (2) business days prior to the Scheduled Closing Date, (i) to the Escrow Account, the Subscription Amount by wire transfer of United States dollars in immediately available funds and (ii) to the Escrow Agent, any information that is reasonably requested by the Company or the Escrow Agent in order for the Company to issue the Shares to the Investor, including, without limitation, a duly executed Internal Revenue Service Form W-9 or W-8, as applicable, in form and substance reasonably satisfactory to the Company. The wire transfer shall identify the Investor and, unless otherwise agreed by the Company, the funds shall be wired from an account in the Investor’s name. Upon the Closing, the Company shall provide instructions to the Escrow Agent to release the funds in the Escrow Account to the Company against delivery to the Investor of the Shares. For the avoidance of doubt, such funds will remain segregated and shall not be commingled with the Company’s Trust Account. On the Closing Date, promptly after the Closing, the Company shall deliver (or cause delivery of) (x) the number of Shares set forth on the signature page to this Subscription Agreement in book entry form with restrictive legends to the Investor as indicated on the signature page or to a custodian designated by the Investor, as applicable, as indicated below but otherwise free and clear of any liens (other than those arising under state or federal securities laws), and (y) evidence from the Company’s transfer agent of the issuance to the Investor of the Shares (in book entry form); provided, however, that the Company’s obligation to issue the Shares to the Investor is contingent upon the Company having received the Subscription Amount in full accordance with this Section 2. If this Subscription Agreement is terminated prior to the Closing and any funds have already been sent by the Investor to the Escrow Account, then, promptly after such termination (and in any event, within one (1) business day thereafter), the Company will instruct the Escrow Agent to return the Subscription Amount in full to the Investor as soon as practical to the account specified in writing by the Investor. For purposes of this Subscription Agreement, (x) “business day” shall mean a day other than a Saturday, Sunday or legal holiday on which commercial banking institutions in New York, New York are authorized or required by law to close (excluding as a result of “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems, including for wire transfers, of commercially banking institutions in New York, New York are generally open for use by customers on such day); (y) “person” shall refer to any individual, corporation, partnership, trust, limited liability company or other entity or association, including any governmental or regulatory body, whether acting in an individual, fiduciary or any other capacity; and (z) “affiliate” shall mean, with respect to any specified person, any other person or group of persons acting together that, directly or indirectly, through one or more intermediaries controls, is controlled by or is under common control with such specified person (where the term “control” (and any correlative terms) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, by contract or otherwise). For the avoidance of doubt, any reference in this Subscription Agreement to an affiliate of the Company will include the Company’s sponsor, Fifth Wall Acquisition Sponsor III LLC.

3. Closing Conditions.

a. In addition to the conditions to Closing set forth in Section 2, the obligation of the parties hereto to consummate the Closing is subject to the satisfaction or valid waiver by each party of the conditions that, on the Closing Date:

(i) no suspension of the qualification of the Shares for offering or sale in any jurisdiction, or initiation or threatening of any proceedings for any of such purposes, shall have occurred;

(ii) no applicable governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making the consummation of the transactions contemplated hereby illegal or otherwise restraining or prohibiting consummation of the transactions contemplated hereby, and no governmental authority shall have instituted or threatened in writing a proceeding seeking to impose any such restraint or prohibition on consummations of the transactions contemplated hereby; and

(iii) all conditions precedent to the Transaction Closing under the Transaction Agreement, including all necessary approvals of the Company’s stockholders and regulatory approvals, if any, shall have been satisfied or waived in accordance with the terms of the Transaction Agreement, other than those conditions under the Transaction Agreement which, by their nature, are to be satisfied at the Transaction Closing.

b. The obligation of the Company to consummate the Closing is also subject to the satisfaction or waiver by the Company of the conditions that:

(i) all representations and warranties of the Investor contained in this Subscription Agreement are true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Material Adverse Effect (as defined herein), which representations and warranties shall be true in all respects) at and as of the Closing Date (except for representations and warranties made as of a specific date, which shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Material Adverse Effect, which representations and warranties shall be true in all respects) as of such date), and consummation of the Closing shall constitute a reaffirmation by the Investor of each of the representations and warranties of the Investor contained in this Subscription Agreement as of the Closing Date;

(ii) all obligations, covenants and agreements of the Investor required by this Subscription Agreement to be performed by it at or prior to the Closing Date shall have been performed in all material respects;

(iii) Investor shall have delivered a duly executed counterpart to the form of Registration Rights Agreement attached hereto as Annex A (the “Registration Rights Agreement”); and

[(iv) Investor shall have delivered a duly executed counterpart to the Ownership Limits Waiver attached hereto as Annex D (the “Ownership Limits Waiver”).]

c. The obligation of the Investor to consummate the Closing is also subject to the satisfaction or waiver by the Investor of the conditions that:

(i) all representations and warranties of the Company contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Material Adverse Effect (as defined herein), which representations and warranties shall be true in all respects) at and as of the Closing Date (except for representations and warranties made as of a specific date, which shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Material Adverse Effect, which representations and warranties shall be true in all respects) as of such date), and consummation of the Closing shall constitute a reaffirmation by the Company of each of the representations and warranties of the Company contained in this Subscription Agreement as of the Closing Date;

(ii) all obligations, covenants and agreements of the Company required by this Subscription Agreement to be performed by it at or prior to the Closing Date shall have been performed in all material respects;

(iii) no amendment or modification of the Transaction Agreement (as the same exists on the date hereof), including, without limitation, any representation or covenant of the Company in the Transaction Agreement relating to the financial position or outstanding indebtedness of the Company, shall have occurred that would reasonably be expected to materially and adversely affect the economic benefits that the Investor would reasonably expect to receive under this Subscription Agreement;

(iv) no suspension of the qualification of the Company’s Class A ordinary shares, par value $0.0001 per share (the “Common Shares”, which shall mean, following the Domestication, the common stock, par value $0.0001 per share, of the Company in which such Class A ordinary shares are exchanged into), for offering or sale or trading in any jurisdiction, and no suspension or removal from listing of the Common Shares on the Nasdaq shall have occurred (other than any removal resulting from the transition of the listing of the Common Shares from the Nasdaq to the New York Stock Exchange or the NYSE American (collectively, the “NYSE”) in connection with the Transaction Closing);

(v) The Company shall have delivered a duly executed counterpart to the Registration Rights Agreement;

(vi) [The Company shall have delivered a duly executed counterpart to the Ownership Limits Waiver;] and

(vi) there shall have been no amendment, waiver, or modification to any Other Subscription Agreement on or prior to the Closing that benefits such Other Investors (other than terms particular to the regulatory requirements of such Other Investors or related funds) unless the Investor has been offered substantially similar benefits in writing.

4. Further Assurances. At or prior to the Closing Date, the parties hereto shall execute and deliver or cause to be executed and delivered such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the Offering as contemplated by this Subscription Agreement.

5. Company Representations and Warranties. The Company represents and warrants to the Investor that:

a. The Company is duly formed, validly existing and in good standing under the laws of the Cayman Islands, and, after giving effect to the Domestication, the Company will be a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland. The Company has the corporate power and authority to own, lease and operate its properties and to conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement. The Company is duly licensed or qualified to conduct its business and, if applicable, is in good standing under the laws of each jurisdiction (other than its jurisdiction of incorporation) in which the conduct of its business or the ownership of its properties or assets requires such license or qualification.

b. The Shares have been duly authorized and, when issued and delivered to the Investor against full payment therefor in accordance with the terms of this Subscription Agreement, the Shares will be validly issued, fully paid and non-assessable, free and clear of any liens or other restrictions (other than those arising under applicable securities laws) and will not have been issued in violation of or subject to any preemptive or similar rights created under the Company’s organizational documents or applicable law or any other agreement or contract.

c. The Underlying Common Shares have been duly authorized and, when converted from the Shares in accordance with the terms of the organizational documents of the Company, the Underlying Common Shares will be validly issued, fully paid, and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under the Company’s organizational documents or applicable law or any other agreement or contract.

d. This Subscription Agreement, the Other Subscription Agreements (if any) and the Transaction Agreement have each been duly authorized, executed and delivered by the Company and are each enforceable against the Company in accordance with their respective terms, except as may be limited or otherwise affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting creditors’ rights generally and principles of equity, whether considered at law or equity.

e. No Other Subscription Agreement includes terms and conditions that are more advantageous to any such Other Investor than the Investor hereunder (other than terms particular to the regulatory requirements of such Other Investor or related funds) and there shall have been no amendment, waiver or modification to any Other Subscription Agreements that benefits the Other Investor thereunder unless the Investor has been offered substantially similar benefits; provided, however, that the foregoing shall exclude any arrangements that the Company has entered into prior to or as of the date hereof with Other Investors that have executed Other Subscription Agreements which Other Investors, as of the date hereof, are direct or indirect equity holders of the Target or any of its subsidiaries (“Current Target Members”) who have entered into such arrangements in their capacity as direct or indirect equityholders of the Target or such subsidiary (including, for the avoidance of doubt, agreements or other arrangements entered into by Other Investors that are Current Target Members, in their capacities as equityholders of the Target or any of its subsidiaries, simultaneously with and pursuant to the Transaction Agreement but excluding any Other Subscription Agreements with Current Target Members, which Other Subscription Agreements shall be entered into on terms substantially similar to those set forth in this Subscription Agreement and, in no event on terms materially more favorable than those set forth herein).

f. The issuance and sale of the Shares and the compliance by the Company with all of the provisions of this Subscription Agreement and the consummation of the transactions contemplated herein will be done in accordance with the rules of the Nasdaq Stock Market LLC (“Nasdaq”) (or, if the Company determines to list on the NYSE, the NYSE) and, subject to the requisite approval by the shareholders of the Company with respect to the issuance of the Shares pursuant to the rules of Nasdaq, will not result in (i) a material breach or material violation of any of the terms or provisions of, or constitute a material default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company or any of its subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company is subject that would have, or would reasonably be expected to have, a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”) or materially affect the validity of the Shares or the legal authority of the Company to comply in all material respects with the terms of this Subscription Agreement; (ii) any violation of the provisions of the organizational documents of the Company; or (iii) any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its properties, in each case that would have a Material Adverse Effect or materially affect the validity of the Shares or the legal authority of the Company to comply in all material respects with its obligations under this Subscription Agreement.

g. Assuming the accuracy of the representations and warranties of the Investor in Section 6, the Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization (including any stock exchange) or other person in connection with the execution, delivery and performance by the Company of this Subscription Agreement (including, without limitation, the issuance of the Shares), other than (i) filings required by applicable state securities laws, (ii) filings required by the Registration Rights Agreement and other filings required by the SEC, if applicable, (iii) the filing of a Notice of Exempt Offering of Securities on Form D with the SEC under Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), if applicable, (iv) those required by any stock exchange, including with respect to obtaining stockholder approval, (v) those required to consummate the transactions contemplated under the Transaction Agreement, and (vi) any filing the failure of which to obtain would not reasonably be expected to have a Material Adverse Effect.

h. Except for or in respect of any changes (including any restatements of reports or of financial statements contained therein) (i) to the Company’s historical or current accounting of the Company’s outstanding redeemable shares as temporary, as opposed to permanent, equity (“Redeemable Share Classification Changes”) or (ii) related to the recognition of a waiver of a portion of the underwriters’ commissions which was contingently payable by the Company upon closing of a future business combination (the “Underwriters’ Commission Changes”) and except for any delays in the filing of the Company’s periodic reports as they come due (which, as of the date hereof, have all since been filed with the SEC), as of their respective dates (each a “Filing Date”), all reports (the “SEC Reports”) required to be filed by the Company with the SEC complied in all material respects with the applicable requirements of the Securities Act, and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed at the time of the execution of this Subscription Agreement and at the time of the Transaction Closing, contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that, subject to Redeemable Share Classification Changes and Underwriters’ Commission Changes, the financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the Filing Date of the applicable SEC Report, as interpreted as of the Filing Date, and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments and the absence of complete footnotes. A copy of each SEC Report is available to the Investor via the SEC’s EDGAR system.

i. The Company has not entered into any agreement or arrangement entitling any agent, broker, investment banker, financial advisor or other person to any broker’s or finder’s fee or any other commission or similar fee in connection with the transactions contemplated by this Subscription Agreement for which the Investor could become liable. The Company is not aware of any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any Preferred Shares in the Offering.

j. The Company is not, and immediately after receipt of payment for the Shares, will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

k. Assuming the accuracy of the Investor’s representations and warranties set forth in Section 6, no registration under the Securities Act is required for the offer, sale and delivery of the Shares in the manner contemplated by this Subscription Agreement. The Shares (i) were not offered by any form of general solicitation or general advertising, including methods described in Section 502(c) of Regulation D under the Securities Act, and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

l. There are no securities or instruments issued by or to which the Company is a party containing anti-dilution or similar provisions that will be triggered by the issuance of (i) the Shares or (ii) the Preferred Shares to be issued pursuant to any Other Subscription Agreement, in each case, that have not been or will not be validly waived on or prior to the Closing Date.

m. As of the date hereof, the authorized share capital of the Company consists of (i) 200,000,000 Common Shares, (ii) 20,000,000 Class B ordinary shares, par value $0.0001 per share, and (iii) 1,000,000 preference shares, par value $0.0001 per share. As of the date of this Subscription Agreement, (A) 1,348,302 Common Shares of the Company are issued and outstanding, (B) 6,875,000 Class B ordinary shares of the Company are issued and outstanding, and (C) no preference shares are issued and outstanding. All issued and outstanding ordinary shares of the Company are, and, after giving effect to the Domestication, will be, duly authorized and validly issued, are fully paid and are non-assessable and are not subject to any preemptive rights. None of the outstanding ordinary shares of the Company has been (and, after giving effect to the Domestication, none of the outstanding Preferred Shares will be) issued in violation of any applicable securities laws. Except as set forth above in this Subscription Agreement and pursuant to the Other Subscription Agreements, the Transaction Agreement and the other agreements and arrangements referred to herein or therein or in the SEC

Reports, as of the date hereof, there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from the Company any ordinary shares or other equity interests in the Company, or securities convertible into or exchangeable or exercisable for such equity interests. There are no shareholder agreements, voting trusts or other agreements or understandings to which the Company is a party or by which it is bound relating to the voting of any securities of the Company other than as set forth in the SEC Reports and as contemplated by the Transaction Agreement. As of the date hereof, the Company has no direct or indirect subsidiaries except for Merger Sub, and does not own, directly or indirectly, interests or investments (whether equity or debt) in any entity, whether incorporated or unincorporated.

n. As of the date hereof, the Company’s issued and outstanding Common Shares are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on Nasdaq under the symbol “FWAC” (it being understood that the trading symbol will be changed in connection with the Transaction and the listing of such shares may be moved to the NYSE). Except as disclosed in the Company’s filings with the SEC, as of the date hereof, there is no suit, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company by Nasdaq or the SEC, respectively, to prohibit or terminate the listing of such shares on Nasdaq, or to deregister the shares under the Exchange Act. Other than as contemplated by the Transaction, the Company has taken no action that is intended to, or would reasonably be expected to result in, termination of the registration of such shares under the Exchange Act.

o. Except for such matters as have not had and would not be reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, there is no (i) action, suit, claim or other proceeding, in each case by or before any governmental authority pending, or, to the knowledge of the Company, threatened against the Company or (ii) judgment, decree, injunction, ruling or order of any governmental entity outstanding against the Company.

p. The Company is not, and is not controlled by or acting on behalf of (in connection with the transactions contemplated hereby), a Sanctioned Person (as defined below). The Company is not a non-U.S. shell bank or providing banking services to a non-U.S. shell bank. For purposes of this Agreement, “Sanctioned Person” means at any time any person or entity: (a) listed on any Sanctions-related list of designated or blocked or restricted persons; (b) that is a national of, the government of, or any agency or instrumentality of the government of, or resident in, or organized under the laws of, a country or territory that is the target of comprehensive Sanctions (as defined below) from time to time (as of the date of this Agreement, Cuba, Iran, North Korea, Russia, Syria, and the Crimea, Donetsk and Luhansk regions, the “Specified Territories”); or (c) owned or controlled by or acting on behalf of any of the foregoing. “Sanctions” means those trade, economic and financial sanctions laws, regulations, embargoes, and restrictive measures (in each case having the force of law) administered, enacted or enforced from time to time by (a) the United States (including without limitation the U.S. Department of the Treasury, Office of Foreign Assets Control, the U.S. Department of State, and the U.S. Department of Commerce), (b) the European Union and enforced by its member states, (c) the United Nations and (d) Her Majesty’s Treasury.

q. The Company is not controlled by or acting on behalf of (in connection with the transactions contemplated hereby) a person or entity resident that: (i) has been designated as noncooperative with international anti-money laundering or counter terrorist financing principles or procedures by the United States or by an intergovernmental group or organization, such as the Financial Action Task Force, of which the United States is a member; (ii) is the subject of an advisory issued by the Financial Crimes Enforcement Network of the U.S. Department of the Treasury; or (iii) has been designated by the Secretary of the Treasury under Section 311 of the USA PATRIOT Act, as amended, as warranting special measures due to money laundering concerns (any such country or territory, a “Non-cooperative Jurisdiction”), or an entity or individual that resides or has a place of business in, or is organized under the laws of, a Non-cooperative Jurisdiction.

r. The Company is in compliance with all applicable laws, except where such non-compliance would not reasonably be expected to have a Material Adverse Effect. Other than as set forth in the SEC Reports, the Company has not received any written communication from a governmental entity that alleges that the Company is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

6. Investor Representations and Warranties. The Investor represents and warrants to the Company that:

a. The Investor is either a U.S. investor or a non-U.S. investor as set forth under its name on the signature page hereto, and accordingly represents the applicable additional matters under clause (i) or (ii) below:

(i) Applicable to U.S. investors: At the time the Investor was offered the Shares, it was, as of the date hereof, the Investor is, and as of the Closing Date the Investor will be (i) a “qualified institutional buyer” (within the meaning of Rule 144A under the Securities Act) or an “accredited investor” (within the meaning of Rule 501(a) of Regulation D under the Securities Act), as indicated in the questionnaire attached hereto as Exhibit A, (ii) is acquiring the Shares only for its own account and not for the account of others, or if the Investor is subscribing for the Shares as a fiduciary or agent for one or more investor accounts, each owner of such account is an accredited investor and the Investor has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iii) is not acquiring the Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act. The Investor is not an entity formed for the specific purpose of acquiring the Shares.

(ii) Applicable to non-U.S. investors: The Investor understands that the sale of the Shares is made pursuant to and in reliance upon Regulation S promulgated under the Securities Act (“Regulation S”). The Investor is not a U.S. Person (as defined in Regulation S), it is acquiring the Shares in an offshore transaction in reliance on Regulation S, and it has received all the information that it considers necessary and appropriate to decide whether to acquire the Shares hereunder outside of the United States. The Investor is not relying on any statements or representations made in connection with the transactions contemplated hereby other than representations contained in this Subscription Agreement. The Investor understands and agrees that securities sold pursuant to Regulation S may be subject to restrictions thereunder, including compliance with the distribution compliance period provisions therein.

b. The Investor acknowledges and agrees that the Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Securities have not been registered under the Securities Act. The Investor acknowledges and agrees that the Securities may not be offered, resold, transferred, pledged (except in ordinary course prime brokerage relationships to the extent permitted by applicable law), mortgaged or otherwise disposed of by the Investor absent an effective registration statement under the Securities Act except (i) to the Company or a subsidiary thereof or (ii) pursuant to another applicable exemption from the registration requirements of the Securities Act (other than Regulation S promulgated thereunder), and in each of clauses (i) and (ii) in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any certificates (if any) or any book-entry shares representing the Securities shall contain a restrictive legend to such effect. The Investor acknowledges and agrees that the Shares delivered at the Closing in accordance herewith will not be immediately eligible for offer, resale, transfer, pledge, mortgage or disposition pursuant to Rule 144 promulgated under the Securities Act (“Rule 144”). The Investor acknowledges and agrees that it has been advised to consult legal counsel and tax and accounting advisors prior to making any offer, resale, transfer, pledge, mortgage or disposition of any of the Securities. The Investor has conducted its own investigation of the Company, the Target and the Securities and the Investor has made its own assessment and has satisfied itself concerning the relevant tax and other economic considerations relevant to its investment in the Securities.

c. The Investor acknowledges and agrees that the Investor is purchasing the Securities directly from the Company. The Investor further acknowledges that there have been no representations, warranties, covenants and agreements made to the Investor by or on behalf of the Company, the Target or any of their respective affiliates or any control persons, shareholders, officers, directors, employees, partners, agents or representatives of any of the foregoing or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements of the Company expressly set forth in this Subscription Agreement.

d. The Investor’s acquisition and holding of the Securities will not constitute or result in a non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or any applicable similar law.

e. The Investor acknowledges and agrees that the Investor has (i) received, reviewed and understood the Disclosure Documents (as defined below) made available to the Investor in connection with the Transaction and (ii) conducted and completed its own independent due diligence with respect to the Transaction based on such information as the Investor deems appropriate and necessary in order to make an investment decision with respect to the Securities and assuming the accuracy of the information in the Disclosure Documents in all material respects, including, without limitation, with respect to the Company, the Transaction and the business of the Target and its subsidiaries. Without limiting the generality of the foregoing, the Investor acknowledges that he, she or it has carefully reviewed the following items (collectively, the “Disclosure Documents”): (i) the final prospectus of the Company, dated as of May 24, 2021 and filed with the SEC (File No. 333-255292) on May 26, 2021 (the “Prospectus”), (ii) each of the other SEC Reports, from the date of the Prospectus through the date of this Subscription Agreement, (iii) the Transaction Agreement and ancillaries thereto, (iv) the preliminary joint proxy statement/prospectus of the Company filed with the SEC on Form S-4 (File No. 333-269231) on January 13, 2023 (as amended), and the annexes and exhibits thereto, (v) the form of Registration Rights Agreement attached hereto as Annex A, (vi) the terms of the Preferred Shares attached hereto as Annex B, (vii) the form of articles of amendment and restatement of the Company attached hereto as Annex C, [(viii) the form of Ownership Limits Waiver (if applicable) attached hereto as Annex D,] and (ix) the investor presentation by the Company and the Target (the “Investor Presentation”). The Investor acknowledges the significant extent to which certain of the disclosures contained in items (i) and (ii) above shall not apply following the Transaction Closing. The Investor acknowledges and agrees that the Investor and the Investor’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as the Investor and such Investor’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Securities. The Investor further acknowledges that the information contained in the Disclosure Documents is subject to change, and that any changes to the information contained in the Disclosure Documents, including any changes based on updated information or changes in the terms of the Transaction, shall in no way affect the Investor’s obligation to purchase the Securities hereunder, except as otherwise provided herein, and that, in purchasing the Shares, the Investor is not relying upon any projections contained in the Investor Presentation; provided, that nothing set forth in this sentence shall be deemed to limit, amend or modify the other representations and warranties made by the Company in Section 5 hereof. The Investor acknowledges and agrees that the Company continues to review the Redeemable Share Classification Changes and Underwriters’ Commission Changes and their implications, including on the financial statements and other information included in its filings with the SEC, and any restatement, revision or other modification of such filings arising from such review, any subsequent related agreements or other guidance from the SEC staff shall be deemed not material for purposes of this Subscription Agreement. Except for the representations, warranties and agreements of the Company expressly set forth in this Subscription Agreement, the Investor is relying exclusively on its own sources of information, investment analysis and due diligence (including professional advice it deems appropriate) with respect to the Transaction, the Securities and the business, condition (financial and otherwise), management, operations, properties and prospects of the Company and the Target, including but not limited to all business, legal, regulatory, accounting, credit and tax matters.

f. [INTENTIONALLY OMITTED.]

g. The Investor became aware of this Offering of the Securities solely by means of direct contact between the Investor and the Company or a representative of the Company, and the Securities were offered to the Investor solely by direct contact between the Investor and the Company or a representative of the Company. The Investor did not become aware of this Offering of the Securities, nor were the Securities offered to the Investor, by any other means. The Investor acknowledges that the Securities (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws. The Investor has a substantive pre-existing relationship with the Company, the Target or their respective affiliates for this Offering of the Securities. The Investor acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person (including, without limitation, the Company, the Target or any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), other than the representations and warranties of the Company contained in Section 5 of this Subscription Agreement, in making its decision to subscribe in the Offering. Neither the Investor, nor any of its directors, officers, employees, agents, members or partners has either directly or indirectly, including through a broker or finder, (i) to its knowledge, engaged in any general solicitation, or (ii) published any advertisement in connection with the Offering.

h. The Investor acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Securities, including those set forth in the Disclosure Documents and in the SEC Reports. The Investor is a sophisticated investor, experienced in investing in private placement transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities and has exercised independent judgment in evaluating its participation in the purchase of the Securities. The Investor has determined based on its own independent review, and has sought such professional advice as it deems appropriate, that its purchase of the Securities and participation in the Offering (i) are fully consistent with its financial needs, objectives and condition, (ii) comply and are fully consistent with all investment policies, guidelines and other restrictions applicable to the Investor, (iii) have been duly authorized and approved by all necessary action, (iv) do not and will not violate or constitute a default under its charter, by-laws or other constituent document or under any law, rule, regulation, agreement or other obligation by which the Investor is bound and (v) are a fit, proper and suitable investment for the Investor, notwithstanding the substantial risks inherent in investing in or holding the Securities. The Investor is able to bear the substantial risks associated with its purchase of the Securities, including but not limited to loss of its entire investment therein.

i. The Investor has sought such accounting, legal and tax advice as the Investor considered necessary to make an informed investment decision regarding its purchase of the Securities and participation in the Offering and the Investor has made its own assessment and has satisfied itself concerning relevant tax and other economic considerations relative to its purchase of the Securities. The Investor acknowledges that the Investor shall be responsible for any of the Investor’s tax liabilities that may arise as a result of the transactions contemplated by this Subscription Agreement, and that none of the Company or the Target has provided any tax advice or any other representations or guarantee regarding the tax consequence of the transactions contemplated by this Subscription Agreement.

j. Alone, or together with any professional advisor(s), the Investor has adequately analyzed and fully considered the risks of an investment in the Securities and determined that the Securities are a suitable investment for the Investor and that the Investor is able at this time and in the foreseeable future to bear the economic risk of a total loss of the Investor’s investment in the Company.

k. The Investor acknowledges and agrees that no federal or state agency has passed upon or endorsed the merits of this Offering or made any findings or determination as to the fairness of this investment or the accuracy or adequacy of the SEC Reports.

l. The Investor, if not an individual, has been duly formed or incorporated and is validly existing and is in good standing under the laws of its jurisdiction of formation or incorporation. The Investor has the power and authority to enter into, deliver and perform its obligations under this Subscription Agreement.

m. The execution, delivery and performance by the Investor of this Subscription Agreement are within the powers of the Investor, have been duly authorized and will not constitute or result in a breach or default under or conflict with any (x) law, statute, rule, order, subpoena, judgment, ruling or regulation of any court or other tribunal or the rules of any governmental commission or agency or regulatory or self-regulatory body, including the SEC or any applicable securities exchange, or any agreement or (y) other undertaking to which the Investor is a party or by which the Investor is bound, and, (z) if the Investor is not an individual, will not violate any provisions of the Investor’s organizational documents, including, without limitation, its incorporation or formation papers, by-laws, indenture of trust or partnership or operating agreement, as may be applicable and in the case of clauses (x) and (y), that would reasonably be expected to have a material adverse effect on the Investor’s ability to consummate the transactions contemplated hereby, including the purchase of the Shares. The signature on this Subscription Agreement is genuine, and the signatory, if the Investor is an individual, has legal competence and capacity to execute the same or, if the Investor is not an individual, the signatory has been duly authorized to execute the same and this Subscription Agreement constitutes a legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

n. Neither the due diligence investigation conducted by the Investor in connection with making its decision to acquire the Securities nor any representation and warranty made by the Investor hereunder shall modify, amend or affect the Investor’s right to rely on the truth, accuracy and completeness of the Company’s representations and warranties hereunder.

o. The Investor is not (i) a person named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity prohibited by any OFAC sanctions program, (ii) owned, directly or indirectly, or controlled by, or acting on behalf of, one or more persons that are named on the OFAC List, (iii) organized, incorporated, established, located, resident or born in, or a citizen, national or the government, including any political subdivision, agency or instrumentality thereof, of, the Specified Territories, (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (v) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (each, a “Prohibited Investor”). The Investor agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that the Investor is permitted to do so under applicable law. If the Investor is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), the Investor maintains, either directly or through the use of a third-party administrator, policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. To the extent required, the Investor maintains, either directly or through the use of a third-party administrator, policies and procedures reasonably designed to ensure compliance with OFAC-administered sanctions programs, including for the screening of its investors against the OFAC sanctions programs, including the OFAC List. The Investor represents that to the extent required by applicable law, the Investor maintains, either directly or through the use of a third-party administrator, policies and procedures reasonably designed to ensure that the funds held by the Investor and used to purchase the Securities were legally derived and were not obtained, directly or indirectly, from a Prohibited Investor.

p. [INTENTIONALLY OMITTED.]

q. Neither the Investor, nor, to the extent it has them, any of its equity holders, managers, general or limited partners, directors, affiliates or executive officers (collectively with the Investor, the “Covered Persons”), are subject to any of the “Bad Actor” disqualifications described in Rule 506(d) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Investor has exercised reasonable care to determine whether any Covered Person is subject to a Disqualification Event. To the knowledge of the Investor, the acquisition of the Securities by the Investor will not subject the Company to any Disqualification Event.

r. The Investor acknowledges its obligations under applicable securities laws with respect to the treatment of material non-public information relating to the Company.

s. No foreign person (as defined in 31 C.F.R. Part 800.224) in which the national or subnational governments of a single foreign state have a substantial interest (as defined in 31 C.F.R. Part 800.244) will acquire a substantial interest in the Company as a result of the purchase and sale of the Securities hereunder such that a declaration to the Committee on Foreign Investment in the United States would be mandatory under 31 C.F.R. Part 800.401, and no foreign person will have control (as defined in 31 C.F.R. Part 800.208) over the Company from and after the Closing as a result of the purchase and sale of the Securities hereunder.

t. The Investor has and, when required to deliver payment to the Escrow Agent pursuant to Section 2 above, will have, sufficient immediately available funds to pay the Subscription Amount and consummate the purchase and sale of the Securities pursuant to this Subscription Agreement.

u. The Investor does not have, as of the date hereof, any “put equivalent position” as such term is defined in Rule 16a-1 under the Exchange Act or short sale positions with respect to the securities of the Company. Notwithstanding the foregoing, in the case of an Investor that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Investor’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Investor’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Subscription Agreement.

v. [INTENTIONALLY OMITTED].

w. If the Investor is an employee benefit plan that is subject to Title I of ERISA, a plan, an individual retirement account or other arrangement that is subject to Section 4975 of the Code, or an employee benefit plan that is a governmental plan (as defined in Section 3(32) of ERISA), a church plan (as defined in Section 3(33) of ERISA), a non-U.S. plan (as described in Section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code, or an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”) subject to the fiduciary or prohibited transaction provisions of ERISA or Section 4975 of the Code, the Investor represents and warrants that neither the Company nor any of its respective affiliates has acted as the Plan’s fiduciary, or has been relied on for advice with respect to its decision to acquire and hold the Securities, and none of the Company or any of its respective affiliates shall at any time be relied upon as the Plan’s fiduciary with respect to any decision to acquire, continue to hold or transfer the Securities.

7. Registration Rights. Following the Transaction Closing, and assuming Investor’s compliance with Section 3(b)(iii), the Company agrees that the Investor shall have registration rights with respect to the Underlying Common Shares, as set forth in the Registration Rights Agreement.

8. Covenants.

a. Investor’s Covenant. The Investor agrees that, from the date of this Subscription Agreement until the date such Shares are converted into Underlying Common Shares pursuant to the governing documents of the Company (the “Conversion Time”), none of the Investor or any person acting on behalf of the Investor or pursuant to any understanding with the Investor (i) will engage in any hedging or other transactions or arrangements (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or similar instrument, including without limitation equity repurchase agreements and securities lending arrangements, however, described or defined) designed or intended, or which could reasonably be expected to lead to or result in, a sale, loan, pledge or other disposition or transfer (whether by the Investor or any other person) of any economic consequences of ownership, in whole or in part, directly or indirectly, physically or synthetically, of any Securities, any securities of the Company or any instrument exchangeable for or convertible into any securities of the Company prior to the Closing, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of securities of the Company, in cash or otherwise, or (ii) will publicly disclose the intention to undertake any of the foregoing; provided further that the provisions of this Section 8 shall not apply to long sales (including sales of securities held by the Investor prior to the date of this Subscription Agreement and securities purchased by the Investor in the open market after the date of this Subscription Agreement) other than those effectuated through derivatives transactions and similar instruments. Notwithstanding the foregoing, nothing in this Section 8 shall prohibit any entities under common management with the Investor that have no knowledge (constructive or otherwise) of this Subscription Agreement or of the Investor’s participation in the transactions contemplated hereby from entering into any such transactions; and in the case of an Investor that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Investor’s assets and the portfolio managers have no knowledge of the investment decisions made by the portfolio managers managing other portions of such Investor’s assets, this Section 8 shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities hereunder.

b. Company’s Covenant. The Company shall use the proceeds from the sale of the Shares for general corporate purposes and the repayment of indebtedness and shall not use such proceeds: (a) for the redemption of any Common Shares or Common Share equivalents or (b) for the settlement of any outstanding litigation.

9. Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earlier to occur of (a) such date and time as the Transaction Agreement is terminated in accordance with its terms prior to the Transaction Closing, (b) upon the mutual written agreement of each of the parties hereto to terminate this Subscription Agreement, or (c) upon written notice by either party to the other party to terminate this Subscription Agreement if the transactions contemplated by this Subscription Agreement are not consummated on or prior to the Agreement End Date (as defined in the Transaction Agreement as of the date hereof) (any of (a) through (c), collectively, “Termination Events”); provided, that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from any such willful breach. The Company shall notify the Investor of the termination of the Transaction Agreement immediately after the termination of such agreement. Upon the occurrence of any Termination Event, this Subscription Agreement shall be void and of no further effect (except that the provisions of Sections 9 through 13 of this Subscription Agreement and the obligations in Section 2 with respect to the Company instructing the Escrow Agent to return the Subscription Amount in full to the Investor as soon as practical to the account specified in writing by the Investor will survive any termination of this Subscription Agreement and continue indefinitely) and, promptly after any such Termination Event (and in any event, within one (1) business day thereafter), the Company shall instruct the Escrow Agent to return any monies paid by the Investor to the Escrow Account as soon as practical in connection herewith to the Investor.

10. Trust Account Waiver. Reference is made to the Prospectus. The Investor understands that the Company has established a trust account (the “Trust Account”) containing the proceeds of its initial public offering (the

“IPO”) and the overallotment shares acquired by its underwriters and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of the Company’s public shareholders (the “Public Shareholders”) and certain other parties (including the underwriters of the IPO) and that, except as otherwise described in the Prospectus, the Company may disburse monies from the Trust Account only: (a) to the Public Shareholders in the event they elect to redeem their shares in connection with the consummation of the Company’s initial business combination (as such term is used in the Prospectus) (the “Business Combination”) or in connection with an extension of its deadline to consummate a Business Combination, (b) to the Public Shareholders if the Company fails to consummate a Business Combination within twenty-four (24) months after the closing of the IPO, subject to extension as described in the Prospectus or by an amendment to its organizational documents, (c) with respect to any interest earned on the amounts held in the Trust Account, amounts necessary to pay for any taxes and up to $100,000 in dissolution expenses or (d) to the Company after or concurrently with the consummation of a Business Combination. For and in consideration of the Company’s entry into this Subscription Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Investor hereby agrees on behalf of itself and its affiliates that, notwithstanding anything to the contrary in this Subscription Agreement, neither the Investor nor any of its affiliates do now or shall at any time hereafter have any right, title, interest or claim of any kind in or to any monies in the Trust Account or distributions therefrom, or to make any claim against the Trust Account (including any distributions therefrom), regardless of whether such claim arises as a result of, in connection with or relating in any way to, this Subscription Agreement or any proposed or actual business relationship between the Company or its representatives, on the one hand, and the Investor or its representatives, on the other hand, or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (collectively, the “Released Claims”). The Investor on behalf of itself and its affiliates hereby irrevocably waives any Released Claims that the Investor or any of its affiliates may have against the Trust Account (including any distributions therefrom) now or in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company or its representatives and will not seek recourse against the Trust Account (including any distributions therefrom) for any reason whatsoever (including for an alleged breach of this Subscription Agreement or any other agreement with the Company or its affiliates). The Investor agrees and acknowledges that such irrevocable waiver is material to this Subscription Agreement and specifically relied upon by the Company and its affiliates to induce the Company to enter into this Subscription Agreement, and the Investor further intends and understands such waiver to be valid, binding and enforceable against the Investor and each of its affiliates under applicable law. To the extent the Investor or any of its affiliates commences any action or proceeding based upon, in connection with, relating to or arising out of any matter relating to the Company or its representatives, which proceeding seeks, in whole or in part, monetary relief against the Company or its representatives, the Investor hereby acknowledges and agrees that the Investor’s and its affiliates’ sole remedy shall be against funds held outside of the Trust Account and that such claim shall not permit the Investor or its affiliates (or any person claiming on any of their behalf or in lieu of any of them) to have any claim against the Trust Account (including any distributions therefrom) or any amounts contained therein. In the event the Investor or any of its affiliates commences any action or proceeding based upon, in connection with, relating to or arising out of any matter relating to the Company or its representatives, which proceeding seeks, in whole or in part, relief against the Trust Account (including any distributions therefrom) or the Public Shareholders, whether in the form of money damages or injunctive relief, the Company and its representatives, as applicable, shall be entitled to recover from the Investor and its affiliates the associated legal fees and costs in connection with any such action, in the event the Company or its representatives, as applicable, prevails in such action or proceeding. Notwithstanding the foregoing, this Section 10 shall not affect any rights of the Investor or its affiliates to receive distributions from the Trust Account in their capacities as Public Shareholders upon the redemption of their shares or the liquidation of the Company if it does not consummate a Business Combination prior to its deadline to do so. For purposes of this Subscription Agreement, “representatives” with respect to any person shall mean such person’s affiliates and its and its affiliate’s respective directors, officers, employees, consultants, advisors, agents and other representatives. Notwithstanding anything to the contrary contained in this Subscription Agreement, the provisions of this Section 10 shall survive the Closing or any termination of this Subscription Agreement and last indefinitely.

11. Miscellaneous.

a. Neither this Subscription Agreement nor any rights that may accrue to the parties hereunder (other than the Securities acquired hereunder, if any, subject to applicable securities laws) may be transferred or assigned without the prior written consent of each of the other parties hereto and any such purported transfer or assignment without such consent shall be null and void ab initio. Notwithstanding the foregoing, prior to the delivery of the Closing Notice, the Investor may assign all of its rights and obligations under this Subscription Agreement to an affiliate of the Investor, or to any fund or account managed by the same investment manager as the Investor, that can make the representations set forth in Section 6(a) as if such representations applied to such assignee, so long as the Investor provides the Company with at least five (5) business days’ prior written notice of such assignment and a completed questionnaire in the form attached hereto as Exhibit A (if applicable) duly executed by such assignee; provided, further, that (i) such assignee shall agree in writing to be bound by the terms hereof and shall make to the Company each of the representations, warranties and covenants of the Investor set forth in Section 6 as of the date of such assignment and as of the Closing Date, and (ii) no such assignment by the Investor will relieve the Investor of its obligations under this Subscription Agreement, and the Investor will remain secondarily liable under this Subscription Agreement for the obligations of the assignee hereunder.

b. The Company may request from the Investor such tax and other additional information as the Company may deem reasonably necessary, including to evaluate the eligibility of the Investor to acquire the Securities, and the Investor shall promptly provide such information as may reasonably be requested and to the extent readily available and reasonably consistent with the Investor’s internal policies and procedures; provided that the Company agrees to keep any such information provided by the Investor confidential except (i) as necessary to include in any registration statement the Company is required to file hereunder, (ii) as required by the federal securities laws or pursuant to other routine proceedings of regulatory authorities or (iii) to the extent such disclosure is required by law. The Investor acknowledges and agrees that the Company may without any liability hereunder reject the Investor’s subscription prior to the Closing Date in the event the Investor fails to provide such additional information requested by the Company to evaluate the Investor’s eligibility to acquire the Securities or the Company determines that the Investor is not eligible to acquire the Securities.

c. The Investor acknowledges that the Company, the Target and others will rely on the acknowledgments, understandings, agreements, representations and warranties of the Investor contained in this Subscription Agreement, including Exhibit A hereto, as if they were made directly to them; provided, however, that the Closing may only be enforced against the Investor by the Company (or any successor entity). Prior to the Closing, the Investor agrees to promptly notify the Company if any of the acknowledgments, understandings, agreements, representations and warranties set forth in Section 6 above are no longer accurate in any material respect (or, with respect to the contents of Exhibit A, in any respect). Except as expressly set forth herein, this Subscription Agreement shall not confer any rights or remedies upon any person other than the parties hereto, and their respective successor and assigns.

d. The Company and the Target are entitled to rely upon this Subscription Agreement and are irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby. The Investor shall not issue any press release or make any other similar public statement with respect to the transactions contemplated hereby without the prior written consent of the Company (such consent not to be unreasonably withheld or delayed).

e. All of the agreements, representations and warranties made by each party hereto in this Subscription Agreement shall survive the Closing.

f. This Subscription Agreement may not be amended, modified, waived or terminated except by an instrument in writing, signed by each party against whom enforcement of such amendment, modification, waiver or termination is sought. No failure or delay of either party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power.

g. This Subscription Agreement (including Exhibit A and Annexes hereto) constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties with respect to the subject matter hereof (other than any confidentiality agreement entered into by the Company and the Investor in connection with the Offering). Except as expressly set forth herein (including Section 7(d)), this Subscription Agreement shall not confer any rights or remedies upon any person other than the parties hereto and their respective successors and assigns; provided, that, notwithstanding anything to the contrary contained herein, the Target is an intended third party beneficiaries of the representations, warranties and agreements of the Investor contained in Section 6 hereof, with rights of enforcement only with respect to the waivers or obligations set forth therein that are specific to the Target.

h. This Subscription Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

i. If any provision of this Subscription Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect. Upon such determination that any provision is invalid, illegal or unenforceable, the parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

j. This Subscription Agreement may be executed in one or more counterparts (including by facsimile or electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

k. The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Subscription Agreement, without posting a bond or undertaking and without proof of damages, to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise.

l. If any change in the number, type or classes of authorized shares of the Company (including the Securities), other than as contemplated by the Transaction Agreement or any agreement contemplated by the Transaction, shall occur between the date hereof and immediately prior to the Closing by reason of reclassification, recapitalization, stock split (including reverse stock split) or combination, exchange or readjustment of shares, or any stock dividend, the number of Shares (and Underlying Common Shares upon conversion) issued to the Investor shall be appropriately adjusted to reflect such change.

m. Each party hereto shall pay all of its own expenses in connection with this Subscription Agreement and the transactions contemplated herein.

n. This Subscription Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles relating to conflict of laws. Each party hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the state and federal courts seated in New York County, New York (and any appellate courts thereof) in any action or proceeding arising out of or relating to this Subscription Agreement, and each of the parties hereby irrevocably and unconditionally (a) agrees not to commence any such action or proceeding except in such courts, (b) agrees that any claim in respect of any such action or proceeding may be heard and determined in such courts, (c) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding in any such court, and (d) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. Each party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each party irrevocably consents to the service of the summons and complaint and any other process in any other proceeding relating to the transactions contemplated by this Subscription Agreement, on behalf of itself, or its property, by personal delivery of copies of such process to such party at the applicable address set forth in Section 11(o). Nothing in this Section 11(n) shall affect the right of any party to serve legal process in any other manner permitted by law. EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND IRREVOCABLY WAIVES THE RIGHT TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION, DISPUTE, CLAIM, LEGAL ACTION OR OTHER LEGAL PROCEEDING BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS SUBSCRIPTION AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY OR ENFORCEMENT HEREOF.

o. Any notice or communication required or permitted to be given hereunder shall be in writing and either delivered personally, emailed or sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, to such address(es) or email address(es) set forth on the signature page hereto, in the case of the Investor, and at the address set forth in this Section 11(o), in the case of the Company, and shall be deemed to be given and received (i) when so delivered personally, (ii) when sent, with no mail undeliverable or other rejection notice, if sent by email, or (iii) three (3) business days after the date of mailing to the following address or to such other address or addresses as the Investor or the Company may hereafter designate by written notice to the other party.

If to the Company, to: Fifth Wall Acquisition Corp. III 1 Little West 12th Street, 4th Floor New York, New York 10014 Attention: Finance Department Email: finance@fifthwall.com	with copies (which shall not constitute notice) to: Gibson, Dunn & Crutcher LLP 1050 Connecticut Avenue, N.W. Washington, DC 20036 Attention: Evan D’Amico Email: EDAmico@gibsondunn.com

Notice to the Investor shall be given to the address underneath the Investor’s name on the signature page hereto.

p. The headings set forth in this Subscription Agreement are for convenience of reference only and shall not be used in interpreting this Subscription Agreement. In this Subscription Agreement, unless the context otherwise requires: (i) whenever required by the context, any pronoun used in this Subscription Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) “including” (and the correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; and (iii) the words “herein”, “hereto” and “hereby” and other words of similar import in this Subscription Agreement shall be deemed in each case to refer to this Subscription Agreement as a whole and not to any particular portion of this Subscription Agreement.

12. Non-Reliance and Exculpation. The Investor acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person other than the statements, representations and warranties of the Company contained in this Subscription Agreement in making its investment or decision to invest in the Company. The Investor agrees that no Other Investor pursuant to any Other Subscription Agreement entered into in connection with the Offering (including the controlling persons, members, officers, directors, partners, agents, employees or other representatives of any such Other Investor, but excluding, for the avoidance of doubt, the Company) shall be liable to the Investor pursuant to this Subscription Agreement for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Securities. Notwithstanding anything else herein, nothing contained in this Subscription Agreement shall be construed as a waiver of any rights arising from fraud, intentional misrepresentation, or of any similar rights provided under applicable laws.

13. Disclosure. Notwithstanding anything in this Subscription Agreement to the contrary, the Company shall not publicly disclose the name of the Investor or any of its affiliates or advisers, or include the name of the Investor or any of its affiliates or advisers in any press release or in any filing with the SEC or any regulatory agency or trading market, without the prior written consent of the Investor, except (i) as required by the federal securities laws or pursuant to other routine proceedings of regulatory authorities, (ii) to the extent such disclosure is required by law, at the request of the staff of the SEC or regulatory agency or under the regulations of any national securities exchange on which the Company’s securities are listed for trading or (iii) to the extent such announcements or other communications contain only information previously disclosed in a public statement, press release or other communication previously approved in accordance with this Section 13; provided, however, that the Investor hereby consents to the publication and disclosure in any press release issued by the Company or Current Report on Form 8-K (“Form 8-K”) filed by the Company with the SEC in connection with the execution and delivery of the Transaction Agreement or this Subscription Agreement and the filing of any related documentation with the SEC (and, as and to the extent otherwise required by the federal securities laws or the SEC or any other securities authorities, any other documents or communications provided by the Company to any governmental authority or to security holders of the Company) of the Investor’s identity and beneficial ownership of Securities and the nature of the Investor’s commitments, arrangements and understandings under and relating to this Subscription Agreement and, if deemed appropriate by the Company, a copy of this Subscription Agreement or the form hereof; provided, further, that in any such case, the Company shall provide, except to the extent prohibited by applicable law, the Investor with written notice of any disclosure permitted under this Section 13 prior to such disclosure, give the Investor a reasonable opportunity to comment on such disclosure and consider in good faith any such reasonable comments provided by the Investor.

14. Company Disclosure. To the extent not previously publicly disclosed, the Company shall (a) no later than 9:30 am (Eastern Time) on the first business day after the date on which this Subscription Agreement is executed by the Investor and the Company, (i) issue one or more press releases (collectively, the “Press Release”) announcing the execution of the Transaction Agreement by the parties thereto and (ii) file a copy of the Press Release with the SEC on Form 8-K to which a copy of the Investor Presentation is also an exhibit and (b) by the end of the second business day following the date on which this Subscription Agreement is executed (the “Disclosure Time”) file an additional Form 8-K disclosing, to the extent not previously publicly disclosed, all material terms of the transactions contemplated by the Transaction Agreement and the Subscription Agreements. From and after the Disclosure Time, the Company represents to the Investor that it shall have publicly disclosed all material, non-public information delivered to the Investor by the Company or any of its officers, directors, employees or agents in connection with the transactions contemplated by this Subscription Agreement, and the Investor shall no longer be subject to any confidentiality or similar obligations under any current agreement, whether written or oral with the Company or any of its affiliates, relating to the transactions contemplated by this Subscription Agreement.

15. Lock-up Agreement.

a. Holder hereby agrees not to Transfer any Securities (together with any securities paid as dividends or distributions with respect to such securities or into which such securities are exchanged or converted, including all such Underlying Common Shares, the “Restricted Securities”) from and after the Closing and until the earlier of (i) one year following the Conversion Time and (ii) the date after the Closing on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the Company’s shareholders having the right to exchange their equity holdings in the Company for cash, securities or other property (clause (ii), a “Liquidity Event”, and such period, the “Lock-up Period”); provided that the foregoing restrictions shall not apply to the Transfer of any or all of the Restricted Securities owned by Investor made in respect of a Permitted Transfer (as defined below); provided, further, that in any case of a Permitted Transfer, it shall be a condition to such Transfer that the transferee executes and delivers to the Company an agreement, in substantially the same form of this Agreement, stating that the transferee is receiving and holding the Restricted Securities subject to the provisions of this Agreement applicable to Investor, and there shall be no further Transfer of such Restricted Securities except in accordance with this Agreement. As used herein, “Transfer” shall mean (A) the sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, hedge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the SEC promulgated thereunder with respect to, any security, (B) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (C) public announcement of any intention to effect any transaction, including the filing of a registration statement, specified in clause (A) or (B). As used in this Agreement, the term “Permitted Transfer” shall mean a Transfer made: (1) in the case of Investor being an individual, by gift to a member of one of the individual’s immediate family, an estate planning vehicle or to a trust, the beneficiary of which is a member of the individual’s immediate family, an affiliate of such person or to a charitable organization; (2) in the case of Investor being an individual, by virtue of laws of descent and distribution upon death of Investor; (3) in the case of Investor being an individual, pursuant to a qualified domestic relations order; (4) by distributions from Investor to its members, partners, or shareholders; (5) by virtue of applicable law or the Investor’s organizational documents upon liquidation or dissolution of Investor; (6) to any affiliates of the Investor, or to any funds or accounts managed by the same investment manager who acts on behalf of the Investor, or (7) to any employees, officers, directors or members of the Investor or any affiliates of Investor.

b. If any Transfer is made or attempted contrary to the provisions of this Agreement, such purported Transfer shall be null and void ab initio, and the Company shall refuse to recognize any such purported transferee of the Restricted Securities as one of its equity holders for any purpose.

c. During the Lock-up Period, stop transfer orders shall be placed against the Restricted Securities and each certificate or book entry position statement evidencing any Restricted Securities shall be stamped or otherwise imprinted with a legend in substantially the following form, in addition to any other applicable legends:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN A SUBSCRIPTION AGREEMENT, DATED AS OF [        ], 2023, BY AND AMONG THE ISSUER OF SUCH SECURITIES (THE “ISSUER”), THE ISSUER’S SECURITY HOLDER NAMED THEREIN AND CERTAIN OTHER PARTIES NAMED THEREIN, AS AMENDED. A COPY OF SUCH SUBSCRIPTION AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

d. For the avoidance of any doubt, (i) Investor shall retain all of its rights as a shareholder of the Company during the Lock-up Period, including, as applicable, the right to vote, and to receive any dividends and distributions in respect of, any Restricted Securities, and (ii) the restrictions contained in Section 15(a) shall not apply to any securities of the Company acquired by Holder in open market transactions or in any public or private capital raising transactions of the Company or otherwise to any securities of the Company other than the Restricted Securities.

e. The Company hereby represents, warrants, covenants and agrees that (i) if any lock-up restrictions contained in any Other Subscription Agreement is amended, modified or waived in a manner favorable to such shareholder and that would be favorable to Investor, this Subscription Agreement shall be contemporaneously amended in the same manner and the Company shall provide prompt notice thereof to Investor, and (ii) if any such shareholder is released from any or all of the lock-up restrictions under its Other Subscription Agreement, Investor will be similarly and contemporaneously released from the lock-up restrictions hereunder (which, for the avoidance, of doubt will include a release of the same percentage of Investor’s Restricted Securities) and the Company shall provide prompt notice thereof to Investor.

16. [Termination of Original Subscription Agreement. Simultaneous with the execution of this Subscription Agreement by the Company and the Investor, the Company and the Investor agree that the Subscription Agreement, entered into as of December 13, 2022, by and between the Company and the Investor (the “Original Subscription Agreement”), shall be terminated and, following such termination, neither the Company nor the Investor shall have any rights, obligations or liabilities under the Original Subscription Agreement.]

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Subscription Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

FIFTH WALL ACQUISITION CORP. III

By:
Name:
Title:

{INVESTOR SIGNATURE PAGE TO THE SUBSCRIPTION AGREEMENT}

IN WITNESS WHEREOF, the undersigned has caused this Subscription Agreement to be duly executed by its authorized signatory as of the date first indicated above.

Name(s) of Investor:

Signature of Authorized Signatory of Investor:

Name of Authorized Signatory:

Title of Authorized Signatory:

Address for Notice to Investor:

Attention:

Email:

Facsimile No.:

Telephone No.:

Address for Delivery of Shares to Investor (if not same as address for notice):

Subscription Amount: $

Number of Shares:

Investor status (mark one): ☐ U.S. investor ☐ Non-U.S. investor

EIN Number:

Exhibit A

Accredited Investor Questionnaire

Capitalized terms used and not defined in this Exhibit A shall have the meanings ascribed to such terms in the Subscription Agreement to which this Exhibit A is attached.

The undersigned represents and warrants that the undersigned is an “accredited investor” (an “Accredited Investor”) as such term is defined in Rule 501(a) of Regulation D under the U.S. Securities Act of 1933, as amended (the “Securities Act”), for one or more of the reasons specified below (please check all boxes that apply):

(i)	A natural person whose net worth, either individually or jointly with such person’s spouse or spousal equivalent, at the time of the Investor’s purchase, exceeds $1,000,000;

The term “net worth” means the excess of total assets over total liabilities (including personal and real property, but excluding the estimated fair market value of the Investor’s primary home). For the purposes of calculating joint net worth with the person’s spouse or spousal equivalent, joint net worth can be the aggregate net worth of the Investor and spouse or spousal equivalent; assets need not be held jointly to be included in the calculation. There is no requirement that securities be purchased jointly. A spousal equivalent means a cohabitant occupying a relationship generally equivalent to a spouse.

(ii)	A natural person who had an individual income in excess of $200,000, or joint income with the Investor’s spouse or spousal equivalent in excess of $300,000, in each of the two most recent years and reasonably expects to reach the same income level in the current year;

In determining individual “income,” the Investor should add to the Investor’s individual taxable adjusted gross income (exclusive of any spousal or spousal equivalent income) any amounts attributable to tax exempt income received, losses claimed as a limited partner in any limited partnership, deductions claimed for depletion, contributions to an IRA or Keogh retirement plan, alimony payments, and any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income.

(iii)	A director or executive officer of the Company;

(iv)	A natural person holding in good standing one or more professional certifications or designations or other credentials from an accredited educational institution that the U.S. Securities and Exchange Commission (“SEC”) has designated as qualifying an individual for accredited investor status;

The SEC has designated the General Securities Representative license (Series 7), the Private Securities Offering Representative license (Series 82) and the Licensed Investment Adviser Representative (Series 65) as the initial certifications that qualify for accredited investor status.

(v)	A natural person who is a “knowledgeable employee” as defined in Rule 3c-5(a)(4) under the Investment Company Act of 1940 (the “Investment Company Act”), of the issuer of the securities being offered or sold where the issuer would be an investment company, as defined in Section 3 of the Investment Company Act, but for the exclusion provided by either Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act;

(vi)	A bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity;

(vii)	A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(viii)	An investment adviser registered pursuant to Section 203 of the Investment Advisers Act of 1940 (the “Investment Advisers Act”) or registered pursuant to the laws of a state, or an investment adviser relying on the exemption from registering with the SEC under Section 203(l) or (m) of the Investment Advisers Act;

(ix)	An insurance company as defined in Section 2(a)(13) of the Securities Act;

(x)	An investment company registered under the Investment Company Act or a business development company as defined in Section 2(a)(48) of that act;

(xi)	A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;

(xii)	A Rural Business Investment Company as defined in Section 384A of the Consolidated Farm and Rural Development Act;

(xiii)	A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state, or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

(xiv)	An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

(xv)	A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act;

(xvi)	An organization described in Section 501(c)(3) of the Internal Revenue Code, or a corporation, business trust, partnership, or limited liability company, or any other entity not formed for the specific purpose of acquiring the securities, with total assets in excess of $5,000,000;

(xvii)	A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person who has such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of investing in the Company;

(xviii)	A “family office” as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act with assets under management in excess of $5,000,000 that is not formed for the specific purpose of acquiring the securities offered and whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment;

(xix)	A “family client” as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act, of a family office meeting the requirements set forth in (xviii) and whose prospective investment in the issuer is directed by a person from a family office that is capable of evaluating the merits and risks of the prospective investment;

(xx)	A “qualified institutional buyer” as defined in Rule 144A under the Securities Act;

(xxi)	An entity, of a type not listed above, not formed for the specific purpose of acquiring the securities offered, owning investments in excess of $5,000,000; and/or

(xxii)	An entity in which all of the equity owners qualify as an accredited investor under any of the above subparagraphs.

(xxiii)	The Investor does not qualify under any of the investor categories set forth in (i) through (xxii) above.

2.1	Type of the Investor. Indicate the form of entity of the Investor:

☐ Individual	☐ Limited Partnership
☐ Corporation	☐ General Partnership
☐ Revocable Trust	☐ Limited Liability Company
☐ Other Type of Trust (indicate type):
☐ Other (indicate form of organization):

2.1.1	If the Investor is not an individual, indicate the approximate date on which the Investor entity was formed: .

2.2.2

If the Investor is not an individual, initial the line below which correctly describes the application of the following statement to the Investor’s situation: the Investor (x) was not organized or reorganized for the specific purpose of acquiring the securities and (y) has made investments prior to the date hereof, and each beneficial owner thereof has and will share in the investment in proportion to his or her ownership interest in the Investor.

__________ True

__________ False

If the “False” line is initialed, each person participating in the entity will be required to fill out a Subscription Agreement.

Investor:

Investor Name:

By:
Signatory Name:
Signatory Title:
Date:

Annex A

[Form of Registration Rights Agreement]

Annex B

[Terms of the Preferred Shares]

Annex C

[Form of Amended and Restated Articles of Fifth Wall Acquisition Corp. III]

Annex D

[Form of Ownership Limits Waiver]